UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2014

MICROVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34170	91-1600822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6244 185th Ave NE, Suite 100

Redmond, Washington 98052

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 936-6847

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 16, 2014, MicroVision, Inc. (the “Company”) entered into an At-the-Market Issuance Sales Agreement (the “Sales Agreement”) with Meyers Associates, L.P. (doing business as Brinson Patrick, a division of Meyers Associates, L.P.) (“Brinson Patrick”) pursuant to which the Company may sell, at its option, up to an aggregate of $4.5 million in shares of its common stock through Brinson Patrick, as sales agent. Sales of the common stock made pursuant to the Sales Agreement, if any, will be made under the Company’s previously filed and currently effective Registration Statement on Form S-3 (File No. 333-192864). Prior to any sales under the Sales Agreement, the Company will deliver a placement notice to Brinson Patrick that will set the parameters for such sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, Brinson Patrick may sell the shares, if any, only by methods deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including without limitation sales made directly through the NASDAQ Global Market, by means of ordinary brokers’ transactions, in negotiated transactions, to or through a market maker other than on an exchange or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices and/or any other method permitted by law. Brinson Patrick will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the shares in accordance with the terms of the Sales Agreement and any applicable placement notice. The Company cannot provide any assurances that it will issue any shares pursuant to the Sales Agreement.

The Company will pay Brinson Patrick a commission equal to up to 3% of the gross proceeds from the sale of shares of the Company’s common stock under the Sales Agreement, if any. Pursuant to the terms of the Sales Agreement, the Company also provided Brinson Patrick with customary indemnification rights. The offering of common stock pursuant to the Sales Agreement will terminate upon the earlier of (a) the sale of all of the common stock subject to the Sales Agreement and (b) the termination of the Sales Agreement by the Company or Brinson Patrick. Either party may terminate the agreement in its sole discretion at any time upon written notice to the other party.

In order to furnish certain exhibits for incorporation by reference into the Company’s Registration Statement on Form S-3 (File No. 333-192864), the Company is filing the Sales Agreement and an opinion the Company received from its counsel regarding the validity of the shares to be sold pursuant to the Sales Agreement. The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 7.01. Regulation FD Disclosure.

On June 17, 2014, the Company issued the press release attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing its entry into the Sales Agreement.

The information in this Item 7.01 and Exhibit 99.1 is being “furnished” pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into those filings of the Company that provide for the incorporation of all reports and documents filed by the Company under the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1.1	At-the-Market Issuance Sales Agreement, dated June 16, 2014, by and between the Company and Meyers Associates, L.P. (doing business as Brinson Patrick, a division of Meyers Associates, L.P.).

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

99.1	Press release dated June 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ David J. Westgor
David J. Westgor
Vice President, General Counsel

Date: June 17, 2014